Schedule 14A Information

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

                          PAMIDA HOLDINGS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                      N/A
    (Name of Person (s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee Computed on table below per Exchange Act Rules 14a-6 (i) (l) and 0-11.
      (1) Title of each class of securities to which transaction applies:
      ...................................................................
      (2) Aggregate number of securities to which transaction applies:
      ...................................................................
      (3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      ...................................................................
      (4) Proposed maximum aggregate value of transaction:
      ...................................................................
      (5) Total fee paid:
      ...................................................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:
      ...................................................................
      (2) Form, Schedule or Registration Statement No.:
      ...................................................................
      (3) Filing Party:
      ...................................................................
      (4) Date Filed:
      ...................................................................

                           PAMIDA HOLDINGS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1999



     The Annual Meeting of Stockholders of Pamida Holdings Corporation, a Delaware corporation, will be held on Thursday, May 20, 1999, at 8:30 a.m. at the office of the Corporation, 8800 "F" Street, Omaha, Nebraska, for the following purposes:

     1.   To elect a Board of Directors.

     2. To transact such other business as properly may come before the meeting and any adjournments thereof.

     The stock transfer books of the Corporation will not be closed. The Board of Directors of the Corporation has fixed the close of business on March 22, 1999, as the record date for determining the stockholders of the Corporation entitled to notice of and to vote at the meeting.



Dated  April 5, 1999                    BY ORDER OF THE BOARD OF
                                        DIRECTORS,

                                        FRANK A. WASHBURN, Secretary







     PLEASE MARK, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR YOUR USE. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

                           PAMIDA HOLDINGS CORPORATION
                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1999

     This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of Pamida Holdings Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of proxies from holders of the Corporation's $.01 par value Common Stock ("Common Stock") for use at the 1999 annual meeting of stockholders of the Corporation to be held at 8:30 a.m. on May 20, 1999, at the office of the Corporation, 8800 "F" Street, Omaha, Nebraska, and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Holders of record of Common Stock at the close of business on March 22, 1999, will be entitled to vote at the Annual Meeting.

     The mailing address of the principal executive offices of the Corporation is 8800 "F" Street, Omaha, Nebraska 68127. This Proxy Statement and the accompanying form of Proxy are first being sent on or about April 15, 1999, to the holders of Common Stock.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     The Board of Directors of the Corporation has fixed the close of business on March 22, 1999, as the record date for determining the stockholders of the Corporation entitled to notice of and to vote at the Annual Meeting.

     The accompanying Proxy may be revoked by the person giving it at any time prior to its being voted; such revocation may be accomplished by a letter, or by a duly executed Proxy bearing a later date, filed with the Secretary of the Corporation prior to the Annual Meeting. If a stockholder who has given a Proxy is present at the Annual Meeting and wishes to vote in person, such stockholder may withdraw the Proxy at that time.

     On March 22, 1999, the Corporation had issued and outstanding 6,025,139 shares of Common Stock, each such share entitling the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. An additional 1,356 shares of Common Stock in the aggregate are issuable to certain holders of previously outstanding notes and preferred stock of the Corporation who have not yet delivered such securities to the Corporation in exchange for the Common Stock certificates to which they have become entitled; such shares will not be entitled to vote at the Annual Meeting or thereafter until such certificates are issued. Stockholders entitled to vote in the election of directors at the Annual Meeting have cumulative voting rights in such election, and there are no conditions precedent to the exercise of such rights. The existence of cumulative voting rights means that a stockholder may cast a total number of votes in the election for directors which is equal to the number of directors to be elected multiplied by the number of such stockholder's shares; such votes may be cast entirely for one candidate or may be distributed equally or unequally among as many candidates as the stockholder may consider appropriate.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming that a quorum is present at the Annual Meeting, under Delaware law and the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate"), the six nominees for election as directors who receive the greatest number of votes cast in the election of directors will be elected as directors.

     In the election of directors, any action other than a vote for a nominee will have the practical effect of a vote against such nominee, but only votes cast in favor of a nominee will directly affect the outcome of the election since the six nominees receiving the greatest number of votes will be elected. Abstentions and broker "non-votes" are not deemed to be "votes cast" for any purpose, but the shares involved will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary authority to vote on such matter and has not received voting instructions from the beneficial owner of the shares involved.

     The Restated Certificate provides that all proxies, ballots, votes, and tabulations that identify the particular vote of holders of Common Stock shall be confidential and shall not be disclosed except (i) to independent election inspectors appointed by the Corporation who shall not be directors, officers, or employees of the Corporation, (ii) as required by law, or (iii) when expressly requested by the voting stockholder.

     The following table sets forth information as to the beneficial ownership of Common Stock of each person or group who, as of January 31, 1999, to the knowledge of the Corporation, beneficially owned more than 5% of the Common
Stock:

                                            Number of
                 Name and                   Shares of
                Address of                 Common Stock     Percent
                Beneficial                 Beneficially       of
                   Owner                      Owned          Class
     ---------------------------------     ------------     -------
     399 Venture Partners, Inc. (1)             907,387      15.06%
     399 Park Avenue
     New York, NY  10043

     The Goldman Sachs Group, L.P. (2)          461,300       7.66%
     Goldman Sachs & Co.
     85 Broad Street
     New York, NY  10004
-------------------
(1) 399 Venture Partners, Inc. is an indirect wholly owned subsidiary of Citigroup Inc. Information relating to the stockholdings of 399 Venture Partners, Inc. is based upon an amended Schedule 13G filed by Citigroup Inc. as of December 31, 1998. M. Saleem Muqaddam, a director of the Corporation, is a Vice President of 399 Venture Partners, Inc. 399 Venture Partners, Inc. also owns 3,050,473 shares of Nonvoting Common Stock of the Corporation, which represent 100% of the outstanding shares of such class. Such shares of Nonvoting Common Stock have no voting rights at the Annual Meeting.
(2) Information relating to the stockholdings of The Goldman Sachs Group, L.P. and Goldman, Sachs & Co. is based upon a Schedule 13G filed jointly by such companies as of December 31, 1998.

     The following table sets forth information as to each class of equity securities of the Corporation beneficially owned as of January 31, 1999, by each director of the Corporation, by each nominee for election as a director of the Corporation, by the executive officers of the Corporation, and by all directors and executive officers of the Corporation as a group:

                                     Number of
                                     Shares of
                                    Common Stock          Percent
            Beneficial              Beneficially             of
              Owner                   Owned(1)             Class
     ------------------------       ------------          -------
     L. David Callaway, III            16,500 (2)              *
     Stuyvesant P. Comfort            204,067               3.39%
     Steven S. Fishman                187,922 (3)           3.08%
     George R. Mihalko                 21,075 (4)              *
     M. Saleem Muqaddam                20,000                  *
     Peter J. Sodini                    1,000                  *
     Frank A. Washburn                 34,233 (5)              *
     All directors and
      executive officers as a
      group (7 persons)               484,797 (2)(3)(4)(5)  7.90%
---------------------
     * Less than 1% of the outstanding Common Stock.

(1) Each person named in the table above has sole voting power and sole investment power with respect to the shares set forth after his name, except for the shares referred to in notes (2) and (3) as being owned or held by the person's spouse.
(2) Mr. Callaway disclaims beneficial ownership of these shares, which are owned by his wife.
(3) Mr. Fishman disclaims beneficial ownership of 40,000 of these shares, which are held by his wife as custodian for their children. Mr. Fishman has the right to acquire beneficial ownership of 82,124 of these shares pursuant to options which are currently exercisable or become exercisable within 60 days after January 31, 1999.
(4) Mr. Mihalko has the right to acquire beneficial ownership of 9,800 of these shares pursuant to options which are currently exercisable or become exercisable within 60 days after January 31, 1999.
(5) Mr. Washburn has the right to acquire beneficial ownership of 21,133 of these shares pursuant to options which are currently exercisable or become exercisable within 60 days after January 31, 1999.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders will elect a board of six directors for a term extending until the 2000 annual meeting of stockholders of the Corporation and until their respective successors have been elected and qualify. Proxies in the accompanying form which are received by the Board of Directors in response to this solicitation will, unless contrary instructions are given therein, be voted by the persons named therein as proxies in favor of the six nominees for directors listed below. The persons named as proxies reserve the right, however, to vote such proxies cumulatively and for the election of fewer than all of the nominees for directors but do not intend to do so unless nominees other than those listed below are nominated at the Annual Meeting. The Board of Directors believes that all of the six nominees listed below will be available to serve and will serve as directors if elected; however, if any of such nominees is not so available at the time of the election, the proxies may be voted in the discretion of the persons named therein for the election of a substitute nominee. The six nominees receiving the greatest number of votes at the Annual Meeting will be elected as directors.

     Set forth below is certain information as of March 1, 1999, with respect to the nominees for election as directors of the Corporation. The information relating to their respective business experience was furnished to the Corporation by such persons. All of the nominees presently are serving as directors of the Corporation, and all of the nominees have been nominated for reelection by the Board of Directors.

                                           Positions and
                                           Offices with           Director
Nominee                        Age        the Corporation          Since
----------------------------   ---   --------------------------   --------
L. David Callaway, III (2)      58   Director                       1994

Stuyvesant P. Comfort (1)(2)    27   Director                       1994

Steven S. Fishman               48   Chairman of the Board,         1993
                                     President, Chief Executive
                                     Officer, and Director

M. Saleem Muqaddam (1)          52   Director                       1993

Peter J. Sodini (1)(2)          58   Director                       1990

Frank A. Washburn               50   Executive Vice President,      1995
                                     Chief Operating Officer,
                                     and Director
--------------------
(1)  Member of Compensation and Stock Option Committees.
(2)  Member of Audit Committee.

     Mr. Callaway is Chairman of the Board and Chief Executive Officer of Express Messenger Systems, Inc. Previously, Mr. Callaway spent approximately 30 years with Citicorp and various of its affiliates (most recently, from 1986 to 1993, as a Vice President of Citicorp Venture Capital, Ltd.) in a variety of corporate and investment banking assignments. An affiliate of

399 Venture Partners, Inc., a substantial stockholder of the Corporation, is a substantial stockholder of Express Messenger Systems Inc.

     Mr. Comfort has been employed as an executive by Alchemy Partners, of London, England, a European business investment group, since March 1999. From March 1996 through December 1998, Mr. Comfort was employed by Microsoft Corporation as a business development and investment analyst. He is a graduate of the University of Pennsylvania Wharton School and the New York University School of Law and was a private investor for several years prior to joining Microsoft Corporation in 1996.

     Mr. Fishman has served as President and Chief Executive Officer of the Corporation and Pamida, Inc. ("Pamida") since April 1993 and as Chairman of the Board of the Corporation and Pamida since August 1993. From 1988 to March 1993, Mr. Fishman was employed by Caldor, Inc. as Senior Vice President and General Merchandise Manager-Homelines. Mr. Fishman is a director of Pamida.

     Mr. Muqaddam has served as a Vice President of Citicorp Venture Capital, Ltd. and its affiliated investment companies since 1989. Previously, Mr. Muqaddam spent 15 years with Citicorp and Citibank, N.A. in senior managerial positions in the international corporate banking area, primarily in Europe, and at the corporate headquarters in New York. Mr. Muqaddam is a director of Chromcraft Revington, Inc. and Plantronics Inc.

     Mr. Sodini has been employed since April 1996 as President and Chief Executive Officer of The Pantry, Inc., an operator of convenience stores; from February to April 1996 he was Chief Operating Officer of such company. From 1992 through 1995, Mr. Sodini served as Chief Executive Officer of Purity Supreme, Inc., an operator of grocery supermarkets. From 1990 to early 1993, he served as Chairman of the Board of Buttrey Food & Drug, Inc. Mr. Sodini has been associated with the investment firm of Freeman Spogli & Co. Incorporated as a consultant since 1988. Mr. Sodini is a director of Transamerica Income Shares and Buttrey Food & Drug, Inc.

     Mr. Washburn has served as Chief Operating Officer of the Corporation and Pamida since March 1997, Executive Vice President of the Corporation since September 1995, and Executive Vice President of Pamida since February 1995, having previously served as Senior Vice President - Human Resources of Pamida since 1993 and as Vice President - Human Resources of Pamida since 1987. Mr. Washburn also serves as Secretary of the Corporation and Pamida. Mr. Washburn joined Pamida's predecessor in 1965. He is a director of Pamida.

     The Board of Directors met six times during the fiscal year ended January 31, 1999.

     The Compensation Committee of the Board of Directors met two times during the fiscal year ended January 31, 1999. The Committee's functions are to provide oversight with respect to the compensation and benefit policies, plans, and programs of the Corporation for the executive officers of the Corporation and, to the extent not otherwise determined by contract or formal plan, to review and recommend to the Board of Directors salaries, bonuses, and other employee benefits and compensation for the executive officers of the Corporation. The members of the Compensation Committee also are the members of the Stock Option Committee of the Board of Directors; the latter Committee is responsible for the administration of the Corporation's 1992 Stock Option Plan and 1998 Stock Incentive Plan, including the granting of stock options and other awards thereunder, and met two times during the fiscal year ended January 31, 1999.

     The Audit Committee of the Board of Directors met two times during the fiscal year ended January 31, 1999. The Committee's functions are to recommend to the Board of Directors the firm to be appointed as the Corporation's independent accountants, to review and approve the scope of the Corporation's annual audit, to review the audit findings and recommendations of the
Corporation's  independent  accountants,   to  consult  with  the  Corporation's
independent accountants and internal auditors concerning the Corporation's financial controls, accounting procedures, and internal auditing function, and to consider and review such other matters relating to the financial and accounting affairs of the Corporation as the Committee may deem appropriate.

     The Board of Directors has no Nominating Committee.

     During the fiscal year ended January 31, 1999, Mr. Sodini attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he serves.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     ANNUAL EXECUTIVE COMPENSATION. The following table shows the annual compensation paid by the Corporation and Pamida for services rendered during the fiscal years ended January 31, 1999, February 1, 1998, and February 2, 1997, to the Chief Executive Officer of the Corporation during fiscal 1999 and to each of the persons who were executive officers of the Corporation at January 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                   Long-Term
                                                  Compensation
                     Annual Compensation(1)          Awards
                     ----------------------       -------------
Name and                                          Stock Options
Principal            Fiscal                        (Number of       All Other
Position              Year    Salary    Bonus        Shares)     Compensation(2)
-------------------  ------  --------  --------   -------------  ---------------
Steven S. Fishman,    1999   $522,935  $241,957      45,000          $41,053
Chairman of the       1998   $500,050  $234,242       6,200          $40,099
Board, President,     1997   $506,973  $      -      25,800          $34,427
and Chief Executive
Officer
Frank A. Washburn,    1999   $331,588  $152,555      20,000          $24,691
Executive Vice        1998   $270,185  $128,833       3,000          $21,037
President and Chief   1997   $223,127  $      -      13,000          $16,013
Operating Officer

George R. Mihalko,    1999   $228,358  $ 56,603      15,000          $22,538
Senior Vice           1998   $207,396  $ 55,873       1,500          $18,665
President and         1997   $182,935  $ 15,000       6,500          $11,515
Chief Financial
Officer
--------------------
(1) Perquisites and other benefits, securities, or property for any of the named persons did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus.
(2) All Other Compensation for fiscal 1999 consists of contributions by Pamida to its 401(k) plan and 1995 Deferred Compensation Plan ($4,000 and $37,053 for Mr. Fishman, $4,000 and $20,691 for Mr. Washburn, and $4,000 and $15,043 for Mr. Mihalko) and $3,495 of imputed interest on an interest-free loan of $50,000 made to Mr. Mihalko during fiscal 1998. Pamida's Deferred Compensation Plan provides for elective salary deferrals by participants (not less than 2% and not more than 10% of base salary); Pamida matches a participant's deferral quarterly up to 5% of base salary and credits certain components of a participant's deferral account quarterly with an interest equivalent at the rate of 7% per annum.

     STOCK OPTIONS AND LONG-TERM INCENTIVE AWARDS. The following tables contain information concerning stock options granted to and exercised by the executive officers of the Corporation during fiscal 1999 and stock options held by such executive officers at the end of fiscal 1999.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                            Potential
                                                                       Realizable Value at
                                                                         Assumed Annual
                                                                      Rates of Stock Price
                                                                          Appreciation
                       Individual Grants(1)                            for Option Term(2)
-------------------------------------------------------------------   ---------------------
                                 %of Total
                                  Options
                    Options      Granted to
                    Granted(3)   Employees    Exercise
                    (Number of   in Fiscal     Price     Expiration
      Name            Shares)      Year        ($/Sh)       Date         5%         10%
-----------------   ----------   ----------   --------   ----------   --------   --------
Steven S. Fishman    45,000       23.7%       $ 6.3125    8-25-05     $115,642   $269,495
Frank A. Washburn    20,000       10.5%       $ 6.3125    8-25-05     $ 51,396   $119,776
George R. Mihalko    15,000        7.9%       $ 6.3125    8-25-05     $ 38,547   $ 89,832
--------------------

(1) The options granted during fiscal 1999 were granted under the Corporation's 1998 Stock Incentive Plan (the "Plan") by the Stock Option Committee of the Board of Directors; the members of such committee also are the members of the Compensation Committee of the Board of Directors. Such options relate to shares of the Common Stock and were granted with an exercise price equal to the closing price of the Common Stock on the American Stock Exchange on the date of the grants.
(2) The calculations are made at the 5% and 10% rates prescribed by Securities and Exchange Commission (the "SEC") regulation and are not intended to forecast possible future appreciation of the Common Stock. The calculations assume the indicated annual rates of appreciation of the exercise price for seven years on a compounded basis for all of the shares covered by the option, minus the aggregate exercise price.
(3) These options become exercisable in four equal annual installments beginning on August 25, 1999, subject to the terms of the Plan and the applicable stock option agreement.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL-YEAR-END OPTION VALUES

                                                   Number of
                                                    Shares        Value of
                                                  Underlying    Unexercised
                                                  Unexercised   In-the-Money
                                                   Options at    Options at
                                                  1-31-99(1)     1-31-99(2)
                       Number of                 -------------  -------------
                    Shares Acquired     Value    Exercisable/   Exercisable/
      NAME            on Exercise     Realized   Unexercisable  Unexercisable
-----------------   ----------------  --------   -------------  -------------
Steven S. Fishman            52,798   $147,619         78,484         $ 4,723
                                                       80,440         $22,838
Frank A. Washburn                 -          -         16,533         $ 7,088
                                                       35,800         $11,475
George R. Mihalko                 -          -          8,900         $ 3,545
                                                       24,100         $ 5,738
--------------------
(1) All options relate to shares of the Common Stock and were granted under the Corporation's 1992 Stock Option Plan and 1998 Stock Incentive Plan.
(2) Based upon the $3.625 closing price of the underlying Common Stock on January 29, 1999, the last day of the fiscal year on which trading in the Common Stock occurred, minus the option exercise price for the shares covered by the option.

     EMPLOYMENT AND OTHER AGREEMENTS. Mr. Fishman was employed by Pamida as its President and Chief Executive Officer, effective April 19, 1993, pursuant to an employment agreement having a three-year term ending on April 18, 1996. On September 22, 1995, the Corporation and Pamida entered into a new employment agreement with Mr. Fishman which superseded the 1993 agreement except as otherwise described in this paragraph. The term of the 1995 agreement extends through April 18, 2001. Through April 18, 1996, Mr. Fishman was entitled to receive a base salary at an annual rate of $450,000 (the rate for such period provided for in the 1993 agreement); thereafter, Mr. Fishman is entitled to receive a base salary at an annual rate of not less than $500,000 for the remaining term of the 1995 agreement. Under the 1995 agreement, Mr. Fishman was entitled to and did receive incentive bonuses for fiscal 1998 and 1999 based upon the financial performance of the Corporation and its subsidiaries on a consolidated basis and the comparable store sales performance of Pamida's stores. The 1995 agreement requires the Board of Directors and Mr. Fishman to agree periodically upon incentive bonus programs for Mr. Fishman for fiscal 2000 and 2001. Mr. Fishman's fiscal 2000 incentive bonus program provides for a potential incentive bonus based upon the financial performance of the Corporation and its subsidiaries on a consolidated basis and the comparable store sales performance of Pamida's stores. Mr. Fishman also is entitled to customary fringe benefits under the 1995 agreement. In the event of Mr.
Fishman's death, his base salary would continue for 90 days, and his estate would be entitled to a pro rata portion of his incentive bonus (if any) for the fiscal year in which his death occurs. If Mr. Fishman's employment terminates for cause or by reason of his disability for a continuous period of six months, then he would be entitled to his base salary to the termination date, a pro rata portion of his incentive bonus (if any) for the fiscal year in which such termination occurs, and (only in the case of his disability) the continuation of certain fringe benefits until not later than his attainment of age 65. If Mr. Fishman's employment is terminated by the Corporation or Pamida without cause prior to a Significant Corporate Event (as defined in the 1995 agreement), then he would be entitled to the continuation of his base salary through April 18, 2001 (less amounts which Mr. Fishman might receive from other employment), a pro rata portion of his incentive bonus (if any) for the fiscal year in which such termination occurs, the continuation of certain fringe benefits until the earlier of April 18, 2001, or his receipt of such benefits from another employer, and the equivalent of certain deferred compensation and 401(k) plan benefits which Mr. Fishman would lose as a result of his termination without cause. If the termination without cause occurs after a Significant Corporate Event, then Mr. Fishman also would be entitled to receive an incentive bonus for each of the next two 12-month periods (but not beyond April 18, 2001) in an amount equal to the average amount of the incentive bonuses (if any) which he received for the three fiscal years prior to the fiscal year during which such termination occurs. Significant Corporate Events are the Corporation's ceasing to own all of the capital stock of Pamida, the merger of Pamida into a corporation of which the Corporation does not own a majority of the voting shares, the merger of the Corporation into another corporation a majority of whose voting shares are owned by persons other than the previous majority owners of the Corporation, the acquisition by a person or group (other than 399 Venture Partners, Inc. or its affiliates) of 30% or more of the voting shares of the Corporation, and a stockholder vote to dissolve Pamida or dispose of all of its property and assets. The 1995 agreement, as amended, also provides that Mr. Fishman is entitled to at least 12 months advance notice if the Corporation and Pamida determine not to continue his employment after the agreement expires with at least the same base salary as in effect on April 18, 2001, and with a substantially similar incentive bonus program and fringe benefits; in the absence of such advance notice, Mr. Fishman would be entitled to certain compensation through the end of a 12-month period beginning when such notice actually is given. Mr. Fishman's current annual base salary is $525,000.

     Mr. Washburn has an employment agreement with the Corporation and Pamida, providing for his employment as Executive Vice President and Chief Operating Officer, which became effective on March 6, 1997, and has a term of three years. The agreement provides for a base salary at an annual rate of not less than $275,000 and in other material respects is substantially identical to Mr. Fishman's 1995 agreement described above. Mr. Washburn's current annual base salary is $350,000.

     Mr. Mihalko has an employment agreement with the Corporation and Pamida, providing for his employment as Senior Vice President and Chief Financial Officer, which became effective on March 6, 1997, and has a term of three years. The agreement provides for a base salary at an annual rate of not less than $210,000. In most other material respects, Mr. Mihalko's agreement is substantially similar to Mr. Fishman's 1995 agreement described above; however, Mr. Mihalko's agreement does not include provisions for certain bonus payments or certain continued salary payments and benefits in the event of the termination of Mr. Mihalko's employment for various reasons prior to the expiration of the three-year term or without at least 12 months' advance notice. Mr. Mihalko's current annual base salary is $230,000.

     During April 1999, Pamida entered into Retention Bonus Agreements with Messrs. Fishman, Washburn, and Mihalko and certain other senior executives of Pamida which provide for potential payments to such persons following the occurrence of any one of several specified Retention Events. If a Retention Event occurs while the executive is employed by Pamida and the executive remains in the employ of Pamida (or a successor to the business of Pamida) for six months after the effective date of the Retention Event, then the executive is entitled to receive a specified retention bonus. The executive also is entitled to receive the retention bonus if a Retention Event occurs, the executive is employed by Pamida immediately prior to the time the Retention Event occurs, and either upon the occurrence of the Retention Event or within six months thereafter the executive's employment with Pamida (or a successor to Pamida's business) is terminated without cause. Retention Events are similar to the Significant Corporate Events described in the preceding discussion of Mr. Fishman's employment agreement. The retention bonuses which are potentially payable to Messrs. Fishman, Washburn, and Mihalko are $400,000, $200,000, and $160,000, respectively.

REPORT OF COMPENSATION COMMITTEE.

     (A) CHIEF EXECUTIVE OFFICER. In September 1995, the Compensation Committee of the Board of Directors negotiated a new employment agreement with Mr. Fishman and, in doing so, considered information gathered by the corporation's human resources department from published sources showing the compensation of other executives holding comparable positions in the retail industry and the various elements of such compensation. The Committee also considered the operating results and financial condition of the Corporation and its subsidiaries on a consolidated basis and various accomplishments of Mr. Fishman during his tenure as Chief Executive Officer, which began in April 1993.

     Mr. Fishman's salary for fiscal 1999 was increased by the Board of Directors at the recommendation of the Committee from the contractual minimum of $500,000 to $525,000 based upon the Committee's evaluation of Mr. Fishman's performance and accomplishments and information relating to the compensation of executives holding comparable positions in the retail industry. Mr. Fishman's current employment agreement also provided by a 1998 amendment for a potential incentive bonus for Mr. Fishman for fiscal 1999 based upon the financial performance of the Corporation and its subsidiaries on a consolidated basis and the comparable store sales performance of Pamida's stores. The exact bonus amount was to be determined by a matrix involving both the Corporation's consolidated earnings before interest, taxes, depreciation, and amortization and the percentage growth in comparable store sales of Pamida's stores. Because the threshold performance requirements were satisfied for fiscal 1999, Mr. Fishman received a bonus based upon the terms of the amended employment agreement and such matrix.

     The Stock Option Committee of the Board of Directors (composed of the same persons who constitute the Compensation Committee) granted a stock option to Mr. Fishman during fiscal 1999 with the objective of further aligning the interests of Mr. Fishman with the interests of the Corporation's stockholders by providing an incentive for him to increase stockholder value through improved performance of the Corporation.

     (B) OTHER EXECUTIVE OFFICERS. The base salaries of Messrs. Washburn and Mihalko for fiscal 1999 were increased from their contractual minimums by the Board of Directors at the recommendation of the Compensation Committee to reflect increases in their respective levels of responsibility and their accomplishment of particular assignments within their respective areas of responsibility. The Committee also considered information relating to the compensation of executives holding comparable positions in the retail industry. The bonus programs for Messrs. Washburn and Mihalko for fiscal 1999 were similar to Mr. Fishman's, and bonuses were paid to Mr. Washburn and Mr. Mihalko for such fiscal year because the applicable threshold performance tests were met. Stock options were granted to Messrs. Washburn and Mihalko during fiscal 1999 for the reasons discussed in the preceding paragraph relating to the stock option granted to Mr. Fishman.


                         M. Saleem Muqaddam (Chairman),
                   Stuyvesant P. Comfort, and Peter J. Sodini
                Compensation Committee of the Board of Directors

     PERFORMANCE GRAPH. The following performance graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock with the yearly percentage change in the similar return of the S&P 500 Index and an index of a peer group of comparable general merchandise discount store operators, assuming the reinvestment of dividends. The peer group is composed of the following companies: Ames Department Stores, Inc., Duckwall-Alco Stores, Inc., Fred's Inc., Hills Stores Company, Kmart Corporation, and Shopko Stores, Inc. The Corporation paid no dividends on the Common Stock during the periods reflected in the graph.


[Graph  comparing  the five-year  cumulative  total  return  of Pamida  Holdings
 Corporation to the S & P 500 and a select Peer Group, assuming an initial investiment of $100 at the end of Fiscal 1994 and reinvestment of dividends.]

                1994      1995      1996      1997      1998      1999
               -------   -------   -------   -------   -------   -------
Pamida         $100.00   $229.17   $ 93.73   $ 75.00   $158.33   $120.83
S & P 500      $100.00   $100.53   $139.40   $176.12   $223.51   $296.13
Peer Group     $100.00   $ 74.79   $ 37.41   $ 67.03   $ 73.38   $112.99


     COMPENSATION OF DIRECTORS. Directors who are not employees of the Corporation receive a monthly fee of $1,000 for serving on the Board of Directors, $500 for each Board meeting which they attend, and $500 for each meeting of a Board committee which they attend on a day other than the day of a Board meeting. Directors who also are employees of the Corporation or Pamida do not receive any additional compensation for serving as a director. All directors are reimbursed for their out-of-pocket travel and related expenses incurred in attending meetings of the Board of Directors and its committees.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP served as the Corporation's independent public accountants for the fiscal year ended January 31, 1999, and has been selected by the Board of Directors to serve in such capacity for the current fiscal year.

     The Corporation expects that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. The Company did not receive timely advance notice from any stockholder that such stockholder intends to bring a matter before the Annual Meeting; for such purpose, timely advance notice means notice of the particular matter at least 45 days before this year's date which corresponds to the date on which the Corporation first mailed its proxy materials for last year's annual meeting of stockholders. Therefore, if any matter not discussed in this Proxy Statement is properly presented at the Annual Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2000 annual meeting of stockholders of the Corporation must be received by the Corporation not later than December 6, 1999, for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting. If a stockholder wishes to present a proposal for consideration at the 2000 annual meeting of stockholders of the Corporation without having such matter included in the proxy statement of the Corporation for such annual meeting but does not give the Corporation notice of such matter by March 1, 2000, then the proxies solicited by the Board of Directors for such annual meeting may confer discretionary authority on the persons holding such proxies to vote on such matter in accordance with their judgment. Stockholder proposals should be sent to the Secretary of the Corporation at the principal executive office of the Corporation.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers (as defined in the applicable regulations) and directors, and persons who own more than 10% of a class of the Corporation's equity securities registered under such Act, to file certain reports of ownership and changes of ownership of the Corporation's equity securities with the SEC and the American Stock Exchange. Officers, directors, and more than 10% stockholders are required by SEC regulation to furnish to the Corporation copies of all Section 16(a) forms which they file.

     Based solely on its review of the copies of such forms submitted to it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Corporation believes that all filing requirements applicable to its officers, directors and more than 10% stockholders were complied with for the fiscal year ended January 31, 1999.

                             ADDITIONAL INFORMATION

     The annual report of the Corporation for the fiscal year ended January 31, 1999, including financial statements, is being mailed to stockholders of the Corporation with this Proxy Statement. Such report is not to be regarded as proxy soliciting material or as a part of this Proxy Statement.

     The cost of soliciting proxies in the accompanying form will be borne by the Corporation. Officers and directors of the Corporation, without compensation other than their regular compensation, also may solicit proxies either by mail, personal conversation, telephone, or other means of communication. Upon request, the Corporation will reimburse brokerage firms, nominees, and others for their reasonable expenses of forwarding solicitation material to the beneficial owners of Common Stock.


Dated April 5, 1999                     BY ORDER OF THE BOARD OF
                                        DIRECTORS,

                                        FRANK A. WASHBURN, Secretary

                           PAMIDA HOLDINGS CORPORATION
          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby constitutes and appoints Steven S. Fishman and Frank
A. Washburn, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all stock of Pamida Holdings Corporation (the "Corporation") standing in the name of the undersigned at the annual meeting of stockholders of the Corporation to be held at the office of the Corporation, 8800 'F' Street, Omaha, Nebraska, at 8:30 a.m. on May 20, 1999, and at any adjournments thereof, on the matter set forth on the reverse side hereof and in their discretion on any other matters that properly may come before the meeting or any adjournments thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

     The undersigned hereby ratifies and confirms all that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Corporation to be held on May 20, 1999, the Proxy Statement for such meeting, and the Annual Report of the Corporation for the fiscal year ended January 31, 1999.


                         (To be Signed on Reverse Side)



     [X]  Please mark your vote as in this example



                              AUTHORITY
                   FOR         TO VOTE
               ALL NOMINEES   WITHHELD    Nominees:   L. David Callaway, III
1. ELECTION        [ ]           [ ]                  Stuyvesant P. Comfort
   OF                                                 Steven S. Fishman
   DIRECTORS                                          M. Saleem Muqaddam
For, except authority to vote is withheld for the     Peter J. Sodini
following nominee(s):                                 Frank A. Washburn

------------------------


______________________________   _______________________________   DATE_________
   SIGNATURE OF SHAREHOLDER         SIGNATURE IF HELD JOINTLY

     NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by a partner. If a limited liability company, please sign in company name by a member or manager.